EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Second Quarter 2014 Financial Results

MIDVALE, Utah, Sept. 11, 2014 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. (Nasdaq:SPWH) ("Sportsman's" or the "Company") today announced financial results for the thirteen weeks ended August 2, 2014.

For the thirteen weeks ended August 2, 2014:

  Net sales increased by 2.3% to $159.5 million from $155.9 million in the second quarter of fiscal 2013. Same store sales decreased by 6.1%, primarily as a result of the decline in demand for firearms and ammunition.

  Income from operations decreased to $12.3 million from $16.1 million in the second quarter of fiscal 2013.

  The Company opened four new stores in the second quarter of fiscal 2014 and ended the quarter with 54 stores in 18 states, a unit increase of 17.4% from the end of the second quarter of fiscal 2013.

  Interest expense increased to $4.1 million from $3.4 million in the second quarter of fiscal 2013.

  Net income was $5.1 million compared to $7.7 million in the second quarter of fiscal 2013.

  Diluted earnings per share were $0.12 compared to diluted earnings per share of $0.23 in the second quarter of fiscal 2013. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures") were $0.12 compared to adjusted diluted earnings per share of $0.18 in the second quarter of fiscal 2013.

  Adjusted EBITDA was $16.0 million compared to $17.9 million in the second quarter of fiscal 2013.

John Schaefer, President and Chief Executive Officer, stated: "We are pleased with our second quarter results which came in better than our expectations, driven by strong results from our categories outside of hunting and solid new store performance."

Mr. Schaefer added: "Industry dynamics suggest potential stabilization of the hunting category as we enter the fall hunting season. We continue to see significant opportunities to capture additional share of the outdoor sporting goods market given the fragmented nature of the industry and our unique positioning and value proposition. We remain excited about the many opportunities that we have to grow the company and continue to expand the Sportsman's Warehouse brand."

For the twenty-six weeks ended August 2, 2014:

  Net sales decreased by 0.2% to $291.9 million from $292.4 million in the first half of fiscal 2013. Same store sales decreased by 11.6%, primarily as a result of the decline in demand for firearms and ammunition.

  Income from operations decreased to $12.1 million from $26.7 million in the first half of fiscal 2013. Adjusted income from operations, which excludes expenses related to bonuses paid as a result of the successful completion of our initial public offering ("IPO") in the first quarter of fiscal 2014 (see "GAAP and Non-GAAP Measures"), was $14.3 million as compared to $26.7 million in the first half of fiscal 2013.

  The Company opened seven new stores in the first half of fiscal 2014.

  Interest expense increased to $9.4 million from $6.6 million in the first half of fiscal 2013.

  Net income was $1.7 million compared to $12.1 million in the first half of fiscal 2013. Adjusted net income, which excludes expenses related to the IPO bonuses in the first quarter of 2014, net of taxes (see "GAAP and Non-GAAP Measures"), was $3.0 million compared to adjusted net income of $12.1 million for the first half of fiscal 2013.

  Diluted earnings per share were $0.04 compared to diluted earnings per share of $0.36 in the first half of fiscal 2013. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures") were $0.07 compared to adjusted diluted earnings per share of $0.29 in the first half of fiscal 2013.

  Adjusted EBITDA was $22.8 million compared to $32.3 million in the first half of fiscal 2013.

Balance sheet highlights as of August 2, 2014:

Net proceeds of $3.0 million from the underwriter's partial exercise of the over-allotment option related to the Company's IPO in April 2014 have been included in the Company's financial statements for the quarter ended August 2, 2014, as this exercise took place during the Company's fiscal second quarter.

  Cash: $1.7 million
  Total debt: $219.8 million, consisting of $62.9 million outstanding under the revolving credit facility and $156.9 million outstanding under the term loans, net of unamortized discount.
  Total liquidity (cash plus $23.0 million of availability on a $105.0 million revolving credit facility): $24.7 million

Third Quarter and Fiscal 2014 Outlook:

For the third quarter of fiscal 2014, net sales are expected to be in the range of $183.0 million to $188.0 million based on the opening of one new store on August 16, 2014 and a decrease in same store sales from the third quarter of fiscal year 2013 in the range of 4.0% to 6.0%. Net income is expected to be in the range of $7.8 million to $8.6 million, with diluted earnings per share of $0.19 to $0.20 on a weighted average of approximately 42.0 million estimated common shares outstanding.

For fiscal 2014, net sales are expected to be in the range of $665.0 million to $675.0 million based on opening eight new stores for the full year and a decrease in same store sales from fiscal year 2013 in the range of 6.0% to 8.0%. Net income is expected to be in the range of $18.2 million to $20.3 million, with diluted earnings per share of $0.43 to $0.48 (which includes the impact of $1.4 million in expenses related to IPO bonuses, net of taxes) on approximately 42.0 million estimated weighted average common shares outstanding. Excluding $1.4 million, or $0.04 per adjusted diluted share, in expenses related to the IPO bonuses, adjusted net income for fiscal 2014 is expected to be in the range of $19.6 million to $21.7 million, or $0.47 to $0.52 per diluted share, based on a weighted average diluted share count of 42.0 million.

Conference Call Information:

A conference call to discuss second quarter fiscal 2014 financial results is scheduled for today, September 11, 2014, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the "SEC"): adjusted (loss) income from operations, adjusted net (loss) income, adjusted diluted weighted average shares outstanding, adjusted diluted earnings per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under "GAAP and Non-GAAP Measures" in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include our expectations for growth, long-term goals, the potential stabilization of the hunting category and outlook for the third quarter and full fiscal year 2014.  Investors can identify these statements by the fact that they use words such as "continue," "expect," "may," "opportunity" "plan," "future" "ahead" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's retail-based business model, general economic conditions and consumer spending, the Company's concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the company's expansion into new markets and planned growth, current and future government regulations, risks related to the Company's continued retention of its key management, the Company's distribution center, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption "Risk Factors" in our Form 10-Q for the fiscal quarter ended May 3, 2014 filed with the SEC on June 11, 2014 and our other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended				For the Twenty Six Weeks Ended

	August 2, 2014	% of net sales	August 3, 2013	% of net sales	August 2, 2014	% of net sales	August 3, 2013	% of net sales

Net sales	$ 159,468	100.0%	$ 155,857	100.0%	$ 291,893	100.0%	$ 292,377	100.0%
Cost of goods sold	106,641	66.9%	103,665	66.5%	198,938	68.2%	197,254	67.5%
Gross profit	52,827	33.1%	52,192	33.5%	92,955	31.8%	95,123	32.5%

Operating expenses:
Selling, general and administrative expenses	40,484	25.4%	36,142	23.2%	80,833	27.7%	68,402	23.4%
Bankruptcy and other restructuring charges	--	0.0%	--	0.0%	--	0.0%	55	0.0%
	40,484	25.4%	36,142	23.2%	80,833	27.7%	68,457	23.4%
Income from operations	12,343	7.7%	16,050	10.3%	12,122	4.2%	26,666	9.1%
Interest expense	(4,107)	(2.6%)	(3,365)	(2.2%)	(9,365)	(3.2%)	(6,593)	(2.3%)
Income before income tax expense	8,236	5.2%	12,685	8.1%	2,757	0.9%	20,073	6.9%
Income tax expense	(3,173)	(2.0%)	(5,029)	(3.2%)	(1,062)	(0.4%)	(7,958)	(2.7%)
Net income	$ 5,063	3.2%	$ 7,656	4.9%	$ 1,695	0.6%	$ 12,115	4.1%

Earnings per share
Basic	$ 0.12		$ 0.23		$ 0.04		$ 0.36
Diluted	$ 0.12		$ 0.23		$ 0.04		$ 0.36

Weighted average shares outstanding
Basic	41,768		33,229		38,105		33,229
Diluted	41,966		33,229		38,315		33,229

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	August 2, 2014	February 1, 2014
Current assets:
Cash and cash equivalents	$ 1,652	$ 1,354
Accounts receivable, net	372	413
Merchandise inventories, net	207,381	161,334
Prepaid expenses and other	8,823	7,753
Income taxes receivable	2,431	2,229
Deferred income taxes	8,548	3,233
Total current assets	229,207	176,316
Property and equipment, net	47,917	31,494
Deferred income taxes	6,051	6,051
Definite lived intangible assets, net	6,632	7,535
Other long-term assets, net	2,525	2,833
	$ 292,332	$ 224,229
	.	.
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$ 49,687	$ 27,664
Accrued expenses and other liabilities	36,130	31,884
Revolving line of credit	62,915	29,052
Current portion of long-term debt, net of discount	1,860	1,860
Current portion of deferred rent	2,482	2,640
Total current liabilities	153,074	93,100

Long-term liabilities:
Long-term debt, net of discount and current portion	155,042	229,272
Deferred rent credit, net of current portion	28,672	22,953
Total long-term liabilities	183,714	252,225
Total liabilities	336,788	345,325

Stockholders' deficit:
Common stock	418	273
Restricted stock	--	57
Additional paid-in capital	75,222	365
Accumulated deficit	(120,096)	(121,791)
Total stockholders' deficit	(44,456)	(121,096)
	$ 292,332	$ 224,229

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

Increase (Decrease) in Cash	August 2, 2014	August 3, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 1,695	$ 12,115
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,841	2,551
Amortization of Intangible	903	613
Change in deferred rent	5,561	66
Deferred taxes	(202)	(499)
Stock based compensation	2,258	--
Change in assets and liabilities:
Accounts receivable	41	1,266
Merchandise inventory	(46,047)	(44,769)
Prepaid expenses and other	(1,191)	1,447
Accounts payable	22,023	16,527
Accrued expenses	(1,685)	(1,047)
Income taxes	(5,315)	(9,395)
Net cash used in operating activities	(18,118)	(21,125)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(19,590)	(11,885)
Acquisition	--	(47,767)
Net cash used in investing activities	(19,590)	(59,652)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on LOC	33,863	40,920
Issuance of common stock	73,393	--
Increase in book overdraft	5,931	7,946
Excess tax benefits from stock-based compensation	287	--
Payment of withholdings on restricted stock units	(993)	--
Payment of deferred financing costs	--	(9)
Principal payments on other notes payable	--	(2,756)
Principal payments on term loan	(74,475)	(625)
Net cash provided by financing activities	38,006	45,476

Net change in cash and cash equivalents	298	(35,301)
Cash and cash equivalents at beginning of year	1,354	36,515
Cash and cash equivalents at end of year	$ 1,652	$ 1,214

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Twenty Six Weeks Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Income from operations	$ 12,343	$ 16,050	$ 12,122	$ 26,666
IPO bonus	--	--	2,200	--
Adjusted income from operations	$ 12,343	$ 16,050	$ 14,322	$ 26,666

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$ 5,063	$ 7,656	$ 1,695	$ 12,115
IPO bonus	--	--	2,200	--
Less tax benefit related to IPO bonus	--	--	(847)	--
Adjusted net income	$ 5,063	$ 7,656	$ 3,048	$ 12,115

Denominator:
Diluted weighted average shares outstanding	41,966	33,229	38,315	33,229
Initial public offering shares issuance (1)	50	8,683	3,714	8,683
Adjusted diluted weighted average shares outstanding	42,016	41,912	42,029	41,912

Earnings per share:
Earnings per share	$ 0.12	$ 0.23	$ 0.04	$ 0.36
Impact of adjustments to numerator and denominator	--	(0.05)	0.03	(0.07)
Adjusted earnings per common share	$ 0.12	$ 0.18	$ 0.07	$ 0.29

Reconciliation of net income to adjusted EBITDA:
Net income	$ 5,063	$ 7,656	$ 1,695	$ 12,115
Interest expense	4,107	3,365	9,365	6,593
Income tax expense	3,173	5,029	1,062	7,958
Depreciation and amortization	2,218	1,515	4,070	2,426
Stock-based compensation expense (2)	524	--	2,258	--
Pre-opening expenses (3)	904	142	2,129	837
IPO bonus (4)	--	--	2,200	--
Bankruptcy-related expenses (5)	--	--	--	55
Acquisition expenses (6)	--	154	--	2,324
Adjusted EBITDA	$ 15,989	$ 17,861	$ 22,779	$ 32,308

(1) Assumes our initial public offering was effective as of February 3, 2013, the first day of our fiscal year 2013.
(2) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan.
(3) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.
(4) As a result of the completion of our initial public offering and pursuant to the terms of the employment agreements with our executive officers, we paid $2.2 million in bonuses to our executive officers.
(5) On March 21, 2009, Sportsman's Warehouse Holdings, Inc. and its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, seeking to reorganize the business under the provisions of the Bankruptcy Code. The plan of reorganization under the Bankruptcy Code was confirmed by the United States Bankruptcy Court for the District of Delaware on July 30, 2009 and became effective when all material conditions of the plan of reorganization were satisfied on August 14, 2009. We incurred certain costs related to our restructuring and emergence from Chapter 11 bankruptcy and included a liability as part of the reorganization value at August 14, 2009, the date of emergence from bankruptcy. Bankruptcy-related expenses are those amounts that are greater than the initial estimated restructuring costs, whereas bankruptcy-related benefits are those amounts that are less than the initial estimated costs. They are expensed as incurred.
(6) Acquisition expenses for the 26 and 13 weeks ended August 3, 2013 relate to the costs associated with the acquisition of our ten previously operated stores in Montana, Oregon and Washington.
CONTACT: Investor Contact:
         ICR, Inc.
         Farah Soi/Rachel Schacter
         (203) 682-8200
         investors@sportsmanswarehouse.com